UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2023
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2023 Annual Meeting of Stockholders of PayPal Holdings, Inc. (the “Company”) held on May 24, 2023 (the “Annual Meeting”), the stockholders, upon the recommendation of the Company’s Board of Directors, approved the amendment and restatement of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan (the “2015 Plan” and, as amended and restated, the “Amended Equity Plan”). The Amended Equity Plan increased the number of shares of common stock of the Company (the “Shares”) reserved for issuance under the 2015 Plan by an additional 34.6 million Shares.

A summary of the Amended Equity Plan was also included as part of Proposal 3 in the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on April 13, 2023 (the “Proxy Statement”). The summary of the Amended Equity Plan provided herein and that contained in the Proxy Statement is qualified in its entirety by reference to the full text of the Amended Equity Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders:
1. Elected the 12 director nominees named in the Company’s Proxy Statement to serve as directors until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors are elected and qualified;
2. Approved, on an advisory basis, the compensation of the named executive officers;
3. Approved the amendment and restatement of the 2015 Equity Incentive Award Plan;
4. Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2023;
5. Did not approve the stockholder proposal titled “Provision of Services in Conflict Zones”;
6. Did not approve the stockholder proposal titled “Reproductive Rights and Data Privacy”;
8. Did not approve the stockholder proposal titled “Report on Ensuring Respect for Civil Liberties”; and
9. Did not approve the stockholder proposal titled “Adopt Majority Vote Standard for Director Elections.”

Set forth below are the voting results for each matter presented at the Annual Meeting. Percentages provided are based on the votes used to determine the results for such proposal under the applicable approval standard disclosed in the Proxy Statement.

Proposal 1: Election of Directors:

Director Nominees	Votes For	% For	Votes Against	% Against	Abstentions	Broker Non-Votes
Rodney C. Adkins	680,336,569	93.15%	49,990,292	6.84%	1,325,968	139,962,790
Jonathan Christodoro	695,756,464	95.27%	34,542,401	4.72%	1,353,964	139,962,790
John J. Donahoe	678,877,419	92.94%	51,533,764	7.05%	1,241,646	139,962,790
David W. Dorman	671,541,880	91.95%	58,766,891	8.04%	1,344,058	139,962,790
Belinda J. Johnson	713,153,966	97.64%	17,207,765	2.35%	1,291,098	139,962,790
Enrique Lores	711,196,077	97.38%	19,131,074	2.61%	1,325,678	139,962,790
Gail J. McGovern	689,820,781	94.44%	40,535,333	5.55%	1,296,715	139,962,790
Deborah M. Messemer	708,381,306	96.98%	21,991,346	3.01%	1,280,177	139,962,790
David M. Moffett	703,019,892	96.26%	27,256,215	3.73%	1,376,722	139,962,790
Ann M. Sarnoff	713,121,823	97.63%	17,241,027	2.36%	1,289,979	139,962,790
Daniel H. Schulman	711,339,641	97.42%	18,830,918	2.57%	1,482,270	139,962,790
Frank D. Yeary	711,069,758	97.37%	19,201,094	2.62%	1,381,977	139,962,790

Each of the 12 nominees was elected to the Board, each to hold office until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation:

Votes For	570,786,918	78.01%
Votes Against	159,157,209	21.75%
Abstentions	1,708,702	0.23%
Broker Non-Votes	139,962,790

The proposal was approved.

Proposal 3: Approval of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated:

Votes For	597,113,053	81.61%
Votes Against	132,826,306	18.15%
Abstentions	1,713,470	0.23%
Broker Non-Votes	139,962,790

The proposal was approved.

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2023:

Votes For	826,943,183	94.87%
Votes Against	42,959,662	4.92%
Abstentions	1,712,774	0.19%
Broker Non-Votes	n/a

The appointment was ratified.

Proposal 5: Stockholder Proposal: Provision of Services in Conflict Zones:

Votes For	80,432,950	10.99%
Votes Against	636,079,978	86.93%
Abstentions	15,139,901	2.06%
Broker Non-Votes	139,962,790

The proposal was not approved.

Proposal 6: Stockholder Proposal: Reproductive Rights and Data Privacy:

Votes For	106,135,147	14.50%
Votes Against	601,888,012	82.26%
Abstentions	23,629,670	3.22%
Broker Non-Votes	139,962,790

The proposal was not approved.

Proposal 8: Stockholder Proposal: Report on Ensuring Respect for Civil Liberties:

Votes For	8,591,277	1.17%
Votes Against	714,764,835	97.69%
Abstentions	8,296,717	3.22%
Broker Non-Votes	139,962,790

The proposal was not approved.

Proposal 9: Stockholder Proposal: Adopt Majority Vote Standard for Director Elections:

Votes For	145,918,941	19.94%
Votes Against	578,857,184	79.11%
Abstentions	6,876,704	0.93%
Broker Non-Votes	139,962,790

The proposal was not approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	PayPal Holdings, Inc. 2015 Incentive Award Plan, as Amended and Restated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: May 30, 2023	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary